Exhibit 1(a)


                              DEALER MANAGERS AGREEMENT


          October 9, 1995


          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004


          Lehman Brothers Inc.
          3 World Financial Center
          New York, New York 10285



          Smith Barney Inc.
          388 Greenwich Street
          New York, New York 10013


          Ladies and Gentlemen:


          Florida Power & Light Company, a Florida corporation ("FPL"), proposes to offer its 8.75% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due 2025 (the "QUIDS") in exchange for its 5,000,000 outstanding shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) (the "Preferred Stock"), on the terms and subject to the conditions set forth in the Prospectus attached hereto as Exhibit A (the "Prospectus") and set forth in the Letter of Transmittal and related correspondence attached hereto as Exhibit B (collectively, the "Letter of Transmittal"), both of which we have caused to be drafted and furnished to you in connection with such offer (the "Exchange Offer"). The Prospectus and the Letter of Transmittal are collectively hereinafter referred to as the "Offer Materials."



          The QUIDS will be a series of debt securities issued by FPL under its Indenture, dated as of November 1, 1995, to The Chase Manhattan Bank (National Association), as Trustee, as it will be supplemented by a resolution of the Finance Committee of the Board of Directors of FPL and an Officer's certificate, each relating to the QUIDS, in substantially the form heretofore delivered to the Dealer Managers (as hereinafter defined). The Indenture as it will be so supplemented is hereinafter called the "Indenture."


          FPL has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4, including a prospectus ("registration statement No. 33-59429"), for the registration of $125,000,000 aggregate principal amount of its QUIDS under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has been declared effective by the Commission. References herein to the term "Registration Statement" as of any given date shall mean registration statement No. 33-59429, as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to Item 11 of Form S-4 ("Incorporated Documents"). References herein to the term "Prospectus" as of any given date shall mean the prospectus forming a part of registration statement No. 33-59429, as amended or supplemented as of such date, including all Incorporated Documents. References herein to the term "Effective Date" shall be deemed to refer to the time and date that registration statement No. 33-59429 was declared effective by the Commission. Prior to the termination of the Exchange Offer, FPL will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus without prior notice to the Dealer Managers and to Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the Dealer Managers ("Counsel for the Dealer Managers"), or any such amendment or supplement to which the Dealer Managers shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Dealer Managers.

          FPL has also prepared and filed, or will also prepare and file, with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable instructions, rules and regulations of the Commission thereunder, a Statement on Schedule 13E-4 with respect to the Exchange Offer (as such Statement may be amended from time to time, and including exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4").

          FPL has furnished, or will promptly furnish, to each of you a signed copy of each of the Registration Statement and the
          Schedule 13E-4, all amendments or supplements thereto and any other filings with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement became effective, and copies of all exhibits and documents filed therewith.


          1.  Appointment of Dealer Managers.  Subject to the terms and
              ------------------------------
          conditions hereof, FPL hereby appoints Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. (the "Dealer Managers," or each, a "Dealer Manager") to act on its behalf as the dealer managers, and Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. agree to act as the dealer managers, in connection with the Exchange Offer.



          2.  Duties as Dealer Managers.  The Dealer Managers will each
              -------------------------
          perform those services as dealer manager, in connection with the Exchange Offer, as are customarily performed by investment banking concerns in connection with offers of like nature, including, but not limited to, soliciting tenders of Preferred Stock pursuant to the Exchange Offer and communicating generally, and responding to requests for information and material, regarding the Exchange Offer and the QUIDS with brokers, dealers, commercial banks and trust companies and other persons including the holders of the Preferred Stock. In addition, each Dealer Manager shall act as an independent contractor and will not be deemed to act as agent of FPL, and FPL shall not be deemed to act as the agent of any Dealer Manager. In addition, in so soliciting, no broker, dealer, commercial bank or trust company shall be deemed to act as the agent of any Dealer Manager or as agent of FPL, and neither the Dealer Managers nor FPL shall be deemed to act as the agent of any broker, dealer, commercial bank or trust company. FPL will cooperate with the Dealer Managers and use its reasonable best efforts to provide the Dealer Managers with such information as the Dealer Managers shall reasonably request in connection with effectuating their duties hereunder.


          3.  Offer Materials.
              ---------------

              (a) The Offer Materials will be prepared and approved by FPL. FPL will cause all copies of the Offer Materials, and all amendments and supplements thereto, filed with the Commission to be distributed to holders of record of shares of Preferred Stock as may be required by the Securities Act and the Exchange Act and the respective instructions, rules and regulations of the Commission thereunder. Each Dealer Manager is authorized to use the Offer Materials in connection with the solicitation of holders of Preferred Stock, and FPL agrees to furnish each Dealer Manager with as many copies of the Offer Materials, and all amendments or supplements thereto, as such Dealer Manager may reasonably request for use by such Dealer Manager in connection with the Exchange Offer during the period of the Exchange Offer. Each Dealer Manager agrees not to provide the holders of Preferred Stock or any other person any written information regarding the Exchange Offer other than the information contained in the Offer Materials. FPL will not file, use or publish any material in connection with the Exchange Offer, or refer to any Dealer Manager in any such material, without prior consultation with that Dealer Manager.


              (b) If, prior to the Closing Date (as defined below), any event occurs as a result of which the Prospectus or the Schedule 13E-4 would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act or amend the
          Schedule 13E-4 to comply with the Exchange Act, then FPL will notify the Dealer Managers promptly to suspend solicitation of exchanges of Preferred Stock and each Dealer Manager shall suspend its solicitations of exchanges of Preferred Stock; and if FPL shall decide to amend or supplement the Registration Statement, the Prospectus or the Schedule 13E-4, it will promptly advise the Dealer Managers by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Upon the Dealer Managers' receipt of such amendment or supplement and advice from FPL that solicitations may be resumed, the Dealer Managers will resume solicitations of exchanges of Preferred Stock.

              (c) FPL will promptly advise the Dealer Managers of the issuance of any stop order under the Securities Act with respect to the Registration Statement or the institution of any proceedings therefor of which FPL shall have received notice prior to the Closing Date. FPL will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

          4.  Representations, Warranties and Covenants of FPL.  FPL
              ------------------------------------------------
          represents and warrants and agrees that:


              (a) The Registration Statement and the Prospectus at the Effective Date fully complied, and the Prospectus, the Registration Statement, and the Indenture at the date the Exchange Offer is consummated (the "Closing Date") and the
          Schedule 13E-4, at the date it is filed with the Commission and at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and, in each case, the applicable instructions, rules and regulations of the Commission with respect thereto; at the Effective Date, the Registration Statement and the Offer Materials taken together as a whole, did not, and at the date it is filed with the Commission, the Schedule 13E-4 will not, and at the Closing Date, the Offer Materials taken together as a whole, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this subsection (a) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any of the Dealer Managers for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statement of Eligibility and Qualification on Form T-1, or amendments thereto, of the Trustee under the Indenture.


              (b) The financial statements included as part of or incorporated by reference in the Prospectus present fairly the financial condition and operations of FPL at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement; and Deloitte & Touche LLP, who have audited the financial statements, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

              (c) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of FPL nor has any material transaction been entered into by FPL other than changes and transactions contemplated by the Registration Statement and Prospectus, and transactions in the ordinary course of business. FPL has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

              (d) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of FPL to be fulfilled have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, as amended (the "Charter"), by-laws and applicable law, and the QUIDS when issued and delivered as provided in the Prospectus will constitute legal, valid and binding obligations of FPL in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

              (e) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by FPL with all the terms and provisions of the Indenture will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL's Charter, by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL of any Federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL.

              (f) This Agreement has been duly authorized, executed and delivered by FPL.

              (g) FPL will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the QUIDS for offer and sale under the blue sky laws of such jurisdictions as, in FPL's judgment, are reasonably necessary in connection with the Exchange Offer, provided that FPL shall not qualify as a foreign corporation or dealer in securities, or file any consents to service of process under the laws of any jurisdiction.

              (h) FPL will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) of FPL in reasonable detail covering the 12 months beginning not later than the first day of the quarter next succeeding the month in which occurred the effective date of the Registration Statement as defined in Rule 158 under the Securities Act.

              (i) FPL will use its best efforts promptly to do and perform all things reasonably required to effect the listing of the QUIDS on the New York Stock Exchange (the "NYSE").

              (j) FPL shall inform the Dealer Managers in advance of its intention to offer for sale, to sell or to enter into any agreement to sell or otherwise dispose of, any QUIDS, any preferred stock of FPL, any other securities of FPL which are substantially similar to QUIDS or any securities convertible into or exchangeable for such QUIDS, preferred stock or substantially similar securities between the date of this Agreement and the Closing Date. If the Dealer Managers together promptly advise FPL that, in their reasonable judgment, such offer, sale or other disposition would adversely affect the ability of the Dealer Managers to fulfill their obligations under this Agreement, then FPL will refrain from making such offer, sale or other disposition prior to the Closing Date.

          5.  Dealer Managers' Covenants.  Each Dealer Manager hereby
              --------------------------
          covenants that all actions taken by it in connection with the Exchange Offer will comply in all material respects with all applicable laws, regulations and rules of the United States including, without limitation, the Securities Act, the Exchange Act (including, without limitation, Rules 10b-6 and 13e-4 thereunder), and the applicable rules and regulations of the registered national securities exchanges of which the respective Dealer Manager is a member and of the National Association of Securities Dealers, Inc.

          6.  Conditions to Obligations.  Each Dealer Manager's obligation
              -------------------------
          to act as a dealer manager with respect to the Exchange Offer shall at all times be subject to the conditions that:

              (a) All of FPL's representations and warranties contained herein are, and at all times during the Exchange Offer shall be, true and correct in all material respects (except as to representations and warranties made as of a particular date which need be true in all material respects only as of such date), it being understood that a Dealer Manager's performance hereunder at a time when it knew or should have known that any such statement is or may be untrue or incorrect in a material respect shall be without prejudice to that Dealer Manager's right subsequently to cease so to perform by reason of such untruth or incorrectness.

              (b) FPL, at all times during the period of the Exchange Offer, shall have performed all of its material obligations hereunder and with respect to the Exchange Offer required to have been performed.

              (c) No stop order or restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the Exchange Offer or with respect to any of the transactions in connection with or contemplated by, the Exchange Offer, the Offer Materials, or this Agreement before any agency, court or other governmental body of any jurisdiction which the Dealer Manager, in good faith after consultation with FPL, believes renders it inadvisable for the Dealer Manager to continue to act hereunder.


              (d) On the date hereof, the Dealer Managers shall have received (i) from each of Steel, Hector & Davis and Reid & Priest LLP, both counsel to FPL, an opinion, and (ii) a certificate of FPL signed by the President, any Vice President, or the Treasurer of FPL, in each case to the effect that, at the Effective Date, the Registration Statement and the Offer Materials taken together as a whole, did not, and at the date it is filed with the Commission, the Schedule 13E-4 will not, and at the Closing Date, the Offer Materials taken together as a whole, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing opinions and representations in this subsection
          (d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any of the Dealer Managers for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statement of Eligibility and Qualification on Form T-1, or amendments thereto, of the Trustee under the Indenture.


              (e) On the Closing Date, the Dealer Managers shall have received (i) from each of Steel Hector & Davis and Reid & Priest LLP, both counsel for FPL, a favorable opinion, which opinion will not pass on compliance with the provisions of the blue sky laws of any jurisdictions, in form and substance reasonably satisfactory to Counsel for the Dealer Managers (ii) from Counsel for the Dealer Managers, an opinion in form and substance reasonably satisfactory to the Dealer Managers, and (iii) from Deloitte & Touche LLP, a letter substantially in the form attached hereto as Exhibit C.

              (f) On the Closing Date, the Dealer Managers shall have received a certificate of FPL signed by the President, any Vice President, or the Treasurer of FPL reasonably satisfactory to the Dealer Managers to the effect that (i) there has been no material adverse change in the business, properties or financial condition of FPL, except as reflected or contemplated in the Registration Statement and Prospectus, (ii) the other representations and warranties on the part of FPL contained in this Agreement are true and correct (with the same force and effect as though expressly made on and at and as of the Closing Date), (iii) FPL has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement (as so amended or supplemented) has been issued and no proceedings for the purpose have been initiated or threatened by the Commission.

          7.  Indemnification.
              ---------------

              (a) FPL agrees to indemnify and hold harmless each Dealer Manager, and each person who controls it within the meaning of
          Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse any such person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus (if used prior to the Effective Date), including the Incorporated Documents, or in the Registration Statement, Prospectus, the
          Schedule 13E-4 or other Offer Materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement
                      -----------------
          contained in this subsection (i) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to FPL in writing by or on behalf of any Dealer Manager for use in connection with the preparation of the Registration Statement, the Prospectus, the
          Schedule 13E-4 or other Offer Materials or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from Exhibit 25 to the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture;
          (ii) any breach by FPL of any representations or warranty or failure to comply with any of the agreements on the part of FPL set forth herein, (iii) a withdrawal, rescission, termination or modification of, or a failure to make or consummate, the Exchange Offer, or (iv) your acting as Dealer Managers in connection with the Exchange Offer or that arises in connection with your engagement under this Agreement. Notwithstanding the foregoing, the indemnity agreement with respect to each Dealer Manager contained in clauses (iii) and (iv) of the immediately preceding sentence shall not apply to any losses, claims, damages, liabilities, expenses or actions that are finally judicially determined (or in a settlement tantamount thereto) to have resulted primarily from such Dealer Manager's (or any person controlling that Dealer Manager) negligence (unless and only to the extent the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability (except for that based upon gross negligence) but in view of all the circumstances of the case, the Dealer Manager is fairly and reasonably entitled to indemnity and to the extent the court shall deem proper). In any such action or suit, FPL shall not argue that the terms of the Agreement preclude any such determination by the court. The indemnity agreement contained in this paragraph shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Dealer Manager or any such controlling person, and shall survive the consummation of the Exchange Offer. Each Dealer Manager agrees promptly to notify FPL of the commencement of any litigation or proceedings against it or any of them or any such controlling person in connection with the Exchange Offer.

              (b) Each Dealer Manager agrees to indemnify and hold harmless FPL, its officers and directors, and each controlling person thereof within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse any such person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, the Schedule 13E-4 or other Offer Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to FPL in writing by or on behalf of such Dealer Manager for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement contained in this paragraph shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or directors or any such controlling person, and shall survive the consummation of the Exchange Offer. FPL agrees promptly to notify the Dealer Managers of the commencement of any litigation or proceedings against FPL or any of its officers or directors or any such controlling person in connection with the Exchange
          Offer.

              (c) Each of FPL and each of the Dealer Managers agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained therein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

          8.  Termination.
              -----------


              (a) FPL may terminate the engagement of any or all Dealer Managers hereunder at any time, which termination shall be effective immediately upon receipt by such Dealer Manager of written notice thereof.


              (b) This Agreement may be terminated by the Dealer Managers by delivering written notice thereof to FPL at any time prior to the Closing Date if (i) after the date hereof and at or prior to the Closing Date there shall have occurred any general suspension of trading in securities on the NYSE or there shall have been established by the NYSE or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (ii) there shall have occurred any new outbreak of hostilities including, but not limited to, an escalation of hostilities which existed prior to the date of this agreement or other national or international calamity or crisis, the effect of any such event specified in (i) or (ii) above on the financial markets of the United States shall be such as to make it impracticable for the Dealer Managers to solicit tenders of the Preferred Stock. This agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Dealer Managers the subject matter of any amendment or supplement to the Registration Statement, Prospectus or Schedule 13E-4 prepared and furnished by FPL reflects a material adverse change in the business, properties or financial condition of FPL which renders it inadvisable to proceed with the solicitation of tenders of the Preferred Stock.

              (c)  Any termination of this Agreement pursuant to this
          Section 8 shall be without liability of any party to any other party except as otherwise provided in Section 9(c) or Section 7.

          9.  Compensation.
              ------------


              (a) Dealer Manager Fees. For their services hereunder, FPL agrees to pay to Goldman, Sachs & Co. a fee of $0.09375 per $25 principal amount of QUIDS, to Lehman Brothers Inc. a fee of $0.046875 per $25 principal amount of QUIDS and to Smith Barney Inc. a fee of $0.046875 per $25 principal amount of QUIDS for each $25 principal amount of QUIDS issued in the Exchange Offer. Such fees shall be payable upon consummation of the Exchange Offer.


              (b) Soliciting Dealer Fees. FPL agrees to pay to each Soliciting Dealer (as such term is defined in the Letter of Transmittal) a solicitation fee of $0.50 per $25 principal amount of QUIDS issued in respect of shares of Preferred Stock solicited by such Soliciting Dealer and accepted in the Exchange Offer in accordance with the terms and procedures set forth in the Letter of Transmittal. Such solicitation fees shall be payable upon consummation of the Exchange Offer by delivery by FPL of the aggregate amount of such fees to Goldman, Sachs & Co. who will, upon receipt thereof, promptly disburse the solicitation fees to the Soliciting Dealers in accordance with records provided to Goldman, Sachs & Co. by FPL.


              (c) Whether or not any shares of Preferred Stock are tendered pursuant to the Exchange Offer, FPL covenants and agrees to pay or cause to be paid the following: (i) the fees for the registration of the QUIDS under the Securities Act and all fees and expenses payable in connection with securing any required review by the National Association of Securities Dealers, Inc. (exclusive of fees and disbursements of Counsel for the Dealer Managers incurred with respect thereto, which shall be paid in accordance with clause (iii) below), (ii) the fees, disbursements and expenses of FPL's counsel and accountants in connection with the preparation and filing of the Registration Statement, any preliminary prospectus relating to the QUIDS, the Prospectus, the
          Schedule 13E-4 and the other Offer Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Dealer Managers, the Exchange Agent, the Information Agent and the holders of the shares of Preferred Stock, (iii) reasonable expenses of the Dealer Managers and the fees and disbursements of Counsel for the Dealer
          Managers, which fees and disbursements to be paid by FPL shall not exceed $92,000 (exclusive of fees and disbursements of Counsel for the Dealer Managers incurred in connection with the preparation of any Blue Sky survey in respect of the QUIDS, which fees and disbursements to be paid by FPL shall not exceed
          $5,000), (iv) the fees and expenses of the Exchange Agent and any agent of the Exchange Agent and the fees and disbursements of counsel for the Exchange Agent and any Information Agent appointed in connection with the Exchange Offer, (v) the listing fees incident to the listing of the QUIDS on the NYSE, (vi) all costs and expenses incurred in the preparation, printing, mailing and publishing of the Prospectus, the Registration Statement, the
          Schedule 13E-4, the other Offer Materials, this Agreement and all other documents relating to the Exchange Offer and any amendments or supplements thereto, (vii) all fees payable to securities dealers (including the Dealer Managers), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Offering Materials to their customers, all fees and expenses of any forwarding agent, all advertising charges and any applicable transfer taxes payable by FPL in connection with the Exchange Offer, (viii) the preparation, printing and distribution of this Agreement, the Indenture, the QUIDS and any Blue Sky survey in respect thereof, (ix) the delivery of the QUIDS to be issued pursuant to the Exchange Offer, and (x) the fees and expenses of the Trustee.


          10.    Counterparts.  This Agreement may be executed in two or
                 ------------
          more counterparts, each of which shall be deemed an original.

          11.    Survival of Certain Provisions.  The representations,
                 ------------------------------
          warranties and indemnification contained in this Agreement shall continue in effect after completion of the Exchange Offer and shall be effective even if FPL withdraws, abandons, or terminates the Exchange Offer.

          12.    Miscellaneous.  This Agreement shall be deemed made in New
                 -------------
          York, and shall be governed by the laws of the State of New York without regard to the rules relating to conflicts of laws thereunder. This Agreement has been and is made solely for the benefit of FPL, the Dealer Managers and the other indemnified parties referred to in Section 7, and their respective successors, heirs, personal representatives and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

          13.    Notice.  All communications hereunder shall be in writing
                 ------
          or by telegram and, if to the Dealer Managers, shall be mailed or delivered to them at their respective addresses set forth on the first page of this Agreement, or if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.


          Very truly yours,

              Florida Power & Light Company



              By: /s/ Dilek Samil
                 ---------------------------
                 Dilek Samil, Treasurer and
                 Assistant Secretary


          Accepted and agreed to as of the date of this letter:


              Goldman, Sachs & Co.


              By: /s/ Goldman, Sachs & Co.
                 ---------------------------



              Lehman Brothers Inc.


              By: /s/ Mary L. deVeer
                 ---------------------------
                 Managing Director



              Smith Barney Inc.


              By: /s/ Robert R. Holloman
                 ---------------------------
                 Managing Director